UCC INVESTORS HOLDING, INC.
                  1993 STOCK OPTION PLAN

                  Effective Date:  January 1, 1993

               UCC INVESTORS HOLDING, INC.
                  1993 STOCK OPTION PLAN

               1.   Purpose.  The purpose of the Plan is to
     provide additional incentive to those officers and key employees of the Company and its Subsidiaries whose sub-stantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company and its Sub-sidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned respon-sibilities and to attract and retain competent and dedi-cated individuals whose efforts will result in the long-term growth and profitability of the Company. An addi-tional purpose of the Plan is to build a proprietary interest among the Company's Non-Employee Directors and thereby secure for the Company's stockholders the bene-fits associated with common stock ownership by those who will oversee the Company's future growth and success. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, or Stock Appreciation Rights.

               2.   Definitions.  For purposes of this Plan:

                    (a)  "Agreement" means the written agree-
     ment evidencing the grant of an Option and Stock Appreci-ation Rights, if applicable, and setting forth the terms and conditions thereof.

                    (b)  "Board" means the Board of Directors
     of the Company.

                    (c)  "Cause" means, unless otherwise de-
     fined in the particular Agreement evidencing the grant of an Option (i) the willful neglect or refusal to perform the Optionee's duties or responsibilities or the willful taking of actions which materially impair the Optionee's ability to perform the Optionee's duties or responsibil-ities which continues after being brought to the atten-tion of the Optionee (other than any such failure result-ing from the Optionee's incapacity due to physical or mental illness) or (ii) the willful act or failure to act by the Optionee which is materially injurious to the Company or a Subsidiary which is brought to the attention of the Optionee in writing not more than thirty (30) days from the date of its discovery by the Company, a Subsid-iary or the Board.

                    (d)  "Change in Capitalization" means any
     increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapi-talization, merger, consolidation, reorganization, issu-ance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate struc-ture or otherwise.

                    (e)  "Change in Control" means one of the
     following events:

                       (i)    any "person" (as defined in
               Section 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same propor-tions as their ownership of stock of the Company, acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities repre-senting more than 50% of the combined voting power of the Company (or, prior to a Public Offering, more than 50% of the Company's outstanding Class A Common Stock); or (ii) during any period of not more than two consecutive years, individuals who at the begin-ning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsec-tions 2(e)(i), 2(e)(iii) or 2(e)(iv)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger other than (i) a merger which would result in the voting securities of the Company outstanding immedi-ately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 50% of the combined voting power of all class-es of stock of the Company or such surviving entity outstanding immediately after such merger or (ii) a merger effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities (or, prior to a Public offering, more than 50% of the Company's outstanding Class A Common stock); or
               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or a sale of all or substantially all of the assets of the Compa-ny.

                    (f)  "Code" means the Internal Revenue
     Code of 1986, as amended.

                    (g)  "Committee" means a committee ap-
     pointed by the Board to administer the Plan and to per-form the functions set forth herein.

                    (h)  "Company" means UCC Investors Hold-
     ing, Inc., a Delaware corporation.

                    (i)  "Disability" means the inability, due
     to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six
     (6) months.

                    (j)  "Eligible" Employee" means any offi-
     cer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Op-tions or Stock Appreciation Rights subject to the condi-tions set forth herein.

                    (k)  "Exchange" Act" means the Securities
     Exchange Act of 1934, as amended.

                    (l)  "Fair Market Value" means the fair
     market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to trading on a national securi-ties exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or
     (C) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

                    (m)  "Incentive Stock Option" means an
     Option within the meaning of Section 422 of the Code.

                    (n)  "Non-Employee Director" means a mem-
     ber of the Board who is not an employee of the Company or a Subsidiary.

                    (o)  "Nonqualified Stock Option" means an
     Option which is not an Incentive Stock Option.

                    (p)  "Option" means an Incentive Stock
     Option, a Nonqualified Stock Option, or either or both of them, as the context requires,.

                    (q)  "Optionee" means a person to whom an
     Option has been granted under the Plan.

                    (r)  "Parent" means any corporation in an
     unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corpo-rations in such chain.

                    (s)  "Plan" means the UCC Investors Hold-
     ing, Inc. 1993 Stock Option Plan, as amended from time to time.

                    (t)  "Public Offering" means the under-
     written initial public offering of Shares by the Company.

                    (u)  "Securities Act" means the Securities
     Act of 1933, as amended.

                    (v)  "Shares" means shares of the Class A
     Common Stock or the Class B Common Stock, in each case par value $.0l per share, of the Company (including any new, additional or different stock or securities result-ing from a Change in Capitalization), as the case may be.

                    (w)  "Stock Appreciation Right" means a
     right to receive all or some portion of the increase in the value of Shares as provided in Section 7 hereof.

                    (x)  "Subsidiary" means any corporation in
     an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                    (y)  "Ten-Percent Stockholder" means an
     Eligible Employee, who, at the time an Incentive Stock Option is to be granted to such Eligible Employee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Sections 422(e) and 422(f), respectively, of the Code.

               3.   Administration.

                    (a)  The Plan shall be administered by the
     Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, Options, or Stock Appreciation Rights, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.

                    (b)  Subject to the express terms and
     conditions set forth herein, the Committee shall have the power from time to time:

                                (i)     to determine those Eligible
               Employees to whom Options shall be granted under the Plan and the number of Nonqualified Options, Stock Appreciation Rights and/or Incentive Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option and Stock Appreciation Right, including the purchase price per share of each Option;

                               (ii)     to construe and interpret the
               Plan and the Options and Stock Appreciation Rights granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and bind-ing upon the Company or a Subsidiary, and the Optionees, as the case may be;

                              (iii)     to determine the duration and
               purposes for leaves of absence which may be granted to an Optionee without constituting a termination of employment or service for purposes of the Plan; and

                               (iv)     generally, to exercise such
               powers and to perform such acts as are deemed neces-sary or advisable to promote the best interests of the Company with respect to the Plan.

               4.   Stock Subject to Plan.

                    (a)  The maximum number of Shares that may
     be issued or transferred pursuant to Options or Stock Appreciation Rights is 1,500,000 (or the number and kind of shares of stock or other securities which are substi-tuted for those Shares or to which those Shares are ad-justed upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such num-ber of Shares as shall be determined by the Board.

                    (b)  Whenever any outstanding Option or
     portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the Shares allocable to the unexercised portion of such Option may again be the subject of Options and Stock Appreciation Rights hereunder.

               5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final author-ity to select those Eligible Employees who will receive
     Options and Stock Appreciation Rights.

               6. Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following condi-tions:

                    (a)  Purchase Price.  The purchase price
     or the manner in which the purchase price is to be deter-mined for Shares under each Option shall be set forth in the Agreement; provided, however, that the purchase price per Share under the Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted in the case of an Incentive Stock Option (110% of the Fair Market Value of a Share at the time the Op-tion is granted in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                    (b)  Duration.  Options granted hereunder
     shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stock-holder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extend-ed exceed the maximum term provided for in the preceding sentence.

                    (c)  Non-transferability.  No Option
     granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of de-scent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or such Optionee's guardian or legal representative. The terms of such Option shall be binding upon the beneficia-ries, executors, administrators, heirs and successors of the Optionee.

                    (d)  Vesting.  Subject to Section 6(e)
     hereof, unless otherwise set forth in the Agreement, each Option shall become exercisable as to 33-1/3 percent of the Shares covered by the Option on the first anniversary of the date the Option was granted and as to an addition-al 33-1/3 percent of the Shares covered by the Option on each of the following two (2) anniversaries of such date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

                    (e)  Accelerated Vesting.  Notwithstanding
     the provisions of subsection (d) above, unless otherwise set forth in the Agreement, each Option granted to an Optionee shall become immediately exercisable in full upon the first to occur of (i) a Change in Control or
     (ii) the termination of the Optionee's employment by the Company or a Subsidiary without Cause.

                    (f)  Termination of Employment. Unless
     otherwise set forth in the Agreement, in the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Agreement evidencing such Option pro-vides otherwise, terminate as follows:

                                (i)     If the Optionee's termination of
               employment is due to his death, Disability or re-tirement, the Option (to the extent exercisable at the time of the Optionee's termination of employ-
               ment) shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate;

                               (ii)     if the Optionee's termination of
               employment is by the Company or a Subsidiary for Cause, the Option shall terminate on the date of the Optionee's termination of employment; and

                              (iii)     If the Optionee's termination of
               employment is for any other reason (including an Optionee's ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an inter-est in such Subsidiary), the Option (to the extent exercisable at the time of the Optionee's termina-tion of employment) shall be exercisable for a period of ninety (90) days following such termina-tion of employment, and shall thereafter terminate.

               Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(f), but in no event beyond the term of the Option.

                    (g)  Method of Exercise.  The exercise of
     an Option shall be made only by a written notice deliv-ered to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment there-for and otherwise in accordance with the Agreement pursu-ant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company or by a cashless exercise procedure. Any Shares transferred to the Compa-ny as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evi-dencing the Option and the Agreement evidencing any re-lated Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement, to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

                    (h)  Rights of Optionees.  No Optionee
     shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

               7. Stock Appreciation Rights. The Committee may, in its discretion in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. A Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may deter-
     mine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related option.

                    (a)  Stock Appreciation Rights Related to
     an Option.

                                (i)     Time of Grant.  A Stock Appreci-
               ation Right may be granted either at the time of grant, or at any time thereafter during the term of the Option; provided, however, that Stock Apprecia-tion Rights related to Incentive Stock Options may only be granted at the time of grant of the Option.

                               (ii)     Payment.  A Stock Appreciation
               Right shall entitle the holder thereof, upon exer-cise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(a)(iv).

                              (iii)     Exercise.  A Stock Appreciation
               Right shall be exercisable at such time or times and only to the extent that the related Option is exer-cisable, and will not be transferable except to the extent the related Option may be transferable. A
               Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

                               (iv)     Amount Payable.  Upon the exer-
               cise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit at the time it is granted.

                                (v)     Treatment of Related Options and
               Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right, the related Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation
               Right is exercised and upon the exercise of an Option granted in connection with a Stock Apprecia-tion Right, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised or surrendered.

                    (b)  Method of Exercise.  Stock Apprecia-
     tion Rights shall be exercised by an Optionee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal exec-utive office, specifying the number of Shares with re-spect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreci-ation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

                    (c)  Form of Payment.  Payment of the
     amount determined under Sections 7(a)(iv), may be made solely in whole Shares in a number determined based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. In the event that a Stock Appreciation Right is exercised within the sixty-day period following a Change in Control, any amount payable shall be solely in
     cash.   If the Committee decides to make full payment in
     Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, to the extent re-quired by Rule 16b-3 of the Exchange Act no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 7(a)(iv) to an officer of the Company or a Subsidiary who is subject to
     Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual state-ments of earnings.

               8.   Loans.

                    (a)  The Company or any Subsidiary may
     make loans to an Optionee in connection with the exercise of an Option, subject to the following terms and condi-tions and such other terms and conditions not inconsis-tent with the Plan including the rate of interest, if any, as the Committee shall impose from time to time.

                    (b)  No loan made under the Plan shall
     exceed the sum of (i) the aggregate purchase price pay-able pursuant to the Option with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee with re-spect to the exercise of the Option reduced by (iii) the aggregate par value of the Shares being acquired pursuant to exercise of the Option. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the Shares received pursuant to such exercise.

                    (c)  No loan shall have an initial term
     exceeding ten (10) years; provided, that loans under the Plan shall be renewable at the discretion of the Commit-tee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one (1) year after termi-nation of the Optionee's employment due to death, retire-ment or Disability, or (ii) the date of termination of the Optionee's employment for any reason other than death, retirement or Disability.

                    (d)  Loans under the Plan may be satisfied
     by an Optionee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to part or all of the outstanding balance of such loan.

                    (e)  A loan shall be secured by a pledge
     of Shares with a Fair Market Value of not less than the principal amount of the loan. After any repayment of a loan, pledged Shares no longer required as security may be released to the Optionee

                    (f)  Every loan shall meet all applicable
     laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

               9.   Adjustment Upon Changes in Capitalization.

                    (a)  In the event of a Change in Capital-
     ization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Op-tions and Stock Appreciation Rights may be granted under the Plan, the number and class of shares of stock as to which Options and Stock Appreciation Rights have been granted under the Plan, and the purchase price therefor, if applicable.

                    (b)  Any such adjustment in the Shares or
     other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modi-fication as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

               10. Non-Employee Director Options. Notwith-standing any of the other provisions of the Plan to the contrary, the provisions of this Section 10 shall apply only to grants of Options to Non-Employee Directors. Except as set forth in this Section 10, the other provi-sions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company or its Subsidiaries.

                    (a)  General.  Non-Employee Directors
     shall receive Non-Qualified Stock Options in accordance with this Section 10 and may not be granted Stock Appre-ciation Rights or Incentive Stock Options under this Plan. The purchase price per Share purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a Share on the date of grant. No Agreement with any Non-Employee Director may alter the provisions of this Section and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

                    (b)  Initial Grant.  On March 1, 1993 each
     Non-Employee Director as of such date shall be granted automatically, without action by the Committee, an Option to purchase 10,000 Shares.

                    (c)  Grants to New Non-Employee Directors.
     Each Non-Employee Director who, after March 1, 1993, is elected to the Board for the first time by the stockhold-ers of the Company at any special or annual meeting of stockholders, will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 3,000 Shares.

                    (d)  Grants to Continuing Directors.  On
     the date of each annual meeting of stockholders subse-quent to January 1, 1994, each continuing Non-Employee Director (i.e., a director not being elected by stock-holders for the first time) will be granted automatical-ly, without action by the Committee, an Option to pur-chase 3,000 Shares.

                    (e)  Vesting.  Each Option shall be exer-
     cisable as to 33-1/3 percent of the Shares covered by the Option on the date the Option is granted and as to an additional 33-1/3 percent of the Shares covered by the Option on each of the following two anniversaries of such date of grant; provided, however, that each Option shall be immediately exercisable in full upon a Change in Con-trol. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Sections 6(d), 6(e) and 6(f) hereof shall not apply to Options granted to Non-Employee Directors.

                    (f)  Duration.  Subject to the immediately
     following sentence, each Option granted to a Non-Employee Director shall be for a term of 10 years and 1 day. Upon the cessation of a Non-Employee Director's membership on the Board for any reason, Options granted to such Non-Employee Director shall expire upon the earlier of (i) three (3) years from the date of such cessation of Board membership or (ii) expiration of the term of the Option. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 10(f).

               11. Release of Financial Information. A copy of the Company's annual report to stockholders shall be delivered to each Optionee if and at the time any such report is distributed to the Company's stockholders. Upon request by any Optionee, the Company shall furnish to such Optionee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company's prior fiscal year.

               12.  Termination and Amendment of the Plan.
     The Plan shall terminate on the day preceding the tenth anniversary of its effective date, except with respect to Options and Stock Appreciation Rights outstanding on such date, and no Options or Stock Appreciation Rights may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; pro-vided, however, that, except as provided in Section 9 hereof, no amendment shall be effective unless approved by the stockholders of the Company where stockholder approval of such amendment is required (a) to comply with Rule 16b-3 under the Exchange Act subsequent to the registration of a class of equity securities of the Company under Section 12 of the Exchange Act or (b) to comply with any other law, regulation or stock exchange rule. Notwithstanding anything in this Section 12 to the contrary, subsequent to the registration of a class of equity securities of the Company under Section 12 of the Exchange Act, Section 10 shall not be amended more than once in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules or regula-tions thereunder.

               Except as provided in Section 9 hereof, rights and obligations under any Option granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee.

               13. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amend-ing, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either ap-plicable generally or only in specific cases.

               14. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                    (a)  give any person any right to be
     granted an Option or Stock Appreciation Right other than at the sole discretion of the Committee;

                    (b)  give any person any rights whatsoever
     with respect to Shares except as specifically provided in the Plan;

                    (c)  limit in any way the right of the
     Company or its Subsidiaries to terminate the employment of any person at any time; or

                    (d)  be evidence of any agreement or un-
     derstanding, expressed or implied, that the Company or its Subsidiaries will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

               15.  Regulations and Other Approvals; Governing
     Law.

                    (a)  This Plan and the rights of all per-
     sons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

                    (b)  The obligation of the Company to sell
     or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed nec-essary or appropriate by the Committee.

                    (c)  Subsequent to the registration of a
     class of equity securities of the Company under Section 12 of the Exchange Act any provisions of the Plan incon-sistent with Rule 16b-3 under the Exchange Act shall be inoperative and shall not affect the validity of the Plan.

                    (d)  Except as otherwise provided in Sec-
     tion 12, the Board may make such changes as may be neces-sary or appropriate to comply with the rules and regula-tions of any government authority or to obtain for Op-tionees granted Incentive Stock Options, the tax benefits under the applicable provisions of the Code and regula-tions promulgated thereunder.

                    (e)  Each Option and Stock Appreciation
     Right is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securi-ties exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in con-nection with, the grant of an Option or Stock Apprecia-tion Right or the issuance of Shares, no Options or Stock Appreciation Rights shall be granted or payment made or Shares issued, in whole or in part, unless listing, reg-istration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                    (f)  In the event that the disposition of
     Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require an Optionee receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Op-tionee are acquired for investment only and not with a view to distribution.

               16.  Miscellaneous.

                    (a)  Multiple Agreements.  The terms of
     each Option or Stock Appreciation Right may differ from other Options or Stock Appreciation Rights granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option or Stock Appreciation Right to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Stock Appreciation Rights previ-ously granted to that Optionee. The grant of multiple Options or Stock Appreciation Rights may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

                    (b)  Withholding of Taxes.  The Company
     shall have the right to deduct from any payment of cash to any Optionee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Stock Apprecia-tion Right. Notwithstanding anything to the contrary contained herein, if an Optionee is entitled to receive Shares upon exercise of an Option or Stock Appreciation Right, the Company shall have the right to require such Optionee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is re-quired by law to withhold. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to such Optionee's exercise of the Incentive Stock Option, and such disposition occurs with-in the two-year period commencing on the day after the date of grant of such Option or within the one-year peri-od commencing on the day after the date of transfer of the Share or Shares to the Optionee pursuant to the exer-cise of such Option, such Optionee shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state of local income taxes and other amounts which the Company informs the Optionee the Company is required to withhold.

                    (c)  Designation of Beneficiary.  Each
     Optionee may, with the consent of the Committee, desig-nate a person or persons to receive in the event of such Optionee's death, any Option or Stock Appreciation Right or any amount of Shares payable pursuant thereto, to which such Optionee would then be entitled. Such desig-nation will be made upon forms supplied by and delivered to the Company and may be revoked or changed in writing. In the event of the death of an Optionee and in the ab-sence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's death, the Company shall deliver such Options, Stock Appreciation Rights and/or amounts payable to the executor or adminis-trator of the estate of the Optionee, or if no such exec-utor or administrator has been appointed (to the knowl-edge of the Company), the Company, in its discretion, may deliver such Options, Stock Appreciation Rights and/or amounts payable to the spouse or to any one or more de-pendents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

               17. Effective Date. The effective date of the Plan is January 1, 1993.


                       AMENDMENT NO. 1
                             TO
                    1993 STOCK OPTION PLAN
               THIS AMENDMENT NO. 1 TO 1993 STOCK OPTION PLAN, dated as of November 15, 1993, amends the 1993 Stock Option Plan, effective as of November 15, 1993 (the "Plan"), of Uniroyal Chemical Corporation ("UCC"). Capi-talized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

               1.   In accordance with Section 12 of the Plan,
     Section 4(a) of the Plan shall be amended by replacing the term "1,500,000" set forth therein with the follow-ing: "2,000,000".

               2.   Pursuant to the Plan, the amendment set
     forth under item 1 hereof shall become effective upon the execution of this Amendment by UCC.

               IN WITNESS WHEREOF, this instrument shall by duly executed as of the date first written above.

                              UNIROYAL CHEMICAL CORPORATION



                              By:
                              Name:
                              Title:

                                                           AMENDMENT NO. 2
                                      TO
                       1993 STOCK OPTION PLAN, AS AMENDED


     THIS AMENDMENT NO. 2 TO 1993 STOCK OPTION PLAN, AS AMENDED dated as of
March 15, 1995, amends the 1993 Stock Option Plan, as amended (the "Plan"), of Uniroyal Chemical Corporation ("UCC"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

     1. In accordance with Section 12 of the Plan, Section 4(a) of the Plan shall be amended by replacing the term "2,000,000" set forth therein with "3,500,000".

     2. Pursuant to the Plan, the amendment set forth under item 1 hereof shall become effective upon the execution of this Amendment by UCC.

     IN WITNESS WHEREOF, this instrument shall be duly executed as of the date first written above.


                                       UNIROYAL CHEMICAL CORPORATION



                                       By: /s/ Ira J. Krakower
                                           Name:  Ira J. Krakower
                                           Title: Vice President